UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 10, 2014

PHH CORPORATION

(Exact name of registrant as specified in its charter)

MARYLAND	1-7797	52-0551284
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 Leadenhall Road

Mt. Laurel, New Jersey  08054

(Address of principal executive offices, including zip code)

(856) 917-1744

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

PHH Servicer Advance Receivables Trust 2013-1, Servicer Advance Receivables Backed Variable Funding Notes, Series 2013-1

On March 10, 2014 (the “Closing Date”), PHH Servicer Advance Receivables Trust 2013-1 (“PSART”), an indirect, wholly owned subsidiary of PHH Corporation (the “Company”), entered into an Indenture (the “Servicing Advance Indenture”) with The Bank of New York Mellon, as indenture trustee (“BNYM”), in connection with a servicer advance receivables securitization (the “Securitization”).

In connection with the Securitization and pursuant to a Receivables Purchase and Contribution Agreement dated as of the Closing Date among PSART, PHH Mortgage Corporation, a wholly-owned subsidiary of the Company (“PHH Mortgage”), and PHH Servicer Advance Funding Depositor, LLC, a wholly owned subsidiary of PHH Mortgage (the “Depositor”), PHH Mortgage has conveyed, and may in the future from time to time convey, to the Depositor, the contractual right to reimbursement of certain of PHH Mortgage’s mortgage loan servicing advances, including advances of principal and interest (collectively, the “Receivables”), made by PHH Mortgage in connection with servicing the mortgage loans to which such Receivables relate, and the Depositor has in turn conveyed, and may in the future from time to time convey, such Receivables to PSART.

In connection with the Securitization and pursuant to a Note Purchase Agreement dated as of the Closing Date among PSART, The Royal Bank of Scotland plc (the “Committed Purchaser”) and one or more conduit note purchasers (the “Conduit Purchasers,” and together with the Committed Purchaser, collectively, the “Note Purchasers”), PSART issued four classes of variable funding notes (the “Servicing Advance Notes”) in an aggregate maximum principal amount of $130,000,000 (the “Maximum Note Balance”).  At any time after the Closing Date and on or before March 9, 2015 (the “Revolving Period”), PSART may request that the Note Purchasers purchase additional Servicing Advance Note balances and, subject to certain conditions precedent and the availability of a borrowing base determined based upon advance rates relating to the unpaid balance of eligible Receivables held by PSART at such time, the Committed Purchaser shall, and the Conduit Purchasers may, advance additional funds by purchasing additional Servicing Advance Note balances not to exceed the Maximum Note Balance.

On the Closing Date, the outstanding principal balance of the Servicing Advance Notes was approximately $75.2 million.  The Servicing Advance Notes bear interest, payable monthly, based on either the London Interbank Offered Rate (in the case of the Committed Purchaser) or cost of funds (in the case of the Conduit Purchasers); in each case, plus an agreed-upon margin.  PSART paid a commitment fee to the Committed Purchaser on the Closing Date based upon the Maximum Note Balance, and PSART is also required to pay a monthly fee based on any unused portion of the Maximum Note Balance.

During and after the Revolving Period and unless an amortization event or event of default with respect to the Servicing Advance Notes occurs, the holders of the Servicing Advance Notes will be repaid on a monthly basis as payments on account of the Receivables are received.  The final maturity of the Servicing Advance Notes is March 15, 2017.  The Servicing Advance Indenture contains various customary representations and warranties, affirmative and negative covenants, cease funding events, early amortization events and events of default.

Chesapeake Funding Series 2014-1 Floating Rate Asset Backed Investor Notes

On March 11, 2014, Chesapeake Funding LLC (“Chesapeake”), an indirect, wholly owned subsidiary of the Company, entered into a Series 2014-1 Indenture Supplement (the “Series 2014-1 Supplement”), between Chesapeake, as issuer, and BNYM, as indenture trustee, to the Amended and Restated Base Indenture, dated as of December 17, 2008 (as amended, the “A&R Base Indenture”), between Chesapeake, as issuer, and BNYM, as indenture trustee.

Pursuant to the Series 2014-1 Supplement, Chesapeake issued $800,000,000 in aggregate principal amount of floating rate asset backed investor notes consisting of (i) $740,320,000 in aggregate principal amount of Series 2014-1 Floating Rate Asset Backed Investor Notes, Class A (“Series 2014-1 Class A Notes”), (ii) $26,080,000 in aggregate principal amount of Series 2014-1 Floating Rate Asset Backed Investor Notes, Class B (“Series 2014-1 Class B Notes”), (iii) $21,440,000 in aggregate principal amount of Series 2014-1 Floating Rate Asset Backed Investor Notes, Class C (“Series 2014-1 Class C Notes”), and (iv) $12,160,000 in aggregate principal amount of Series 2014-1 Floating Rate Asset Backed Investor Notes, Class D (“Series 2014-1 Class D Notes” and, together with the Series 2014-1 Class A Notes, Series 2014-1 Class B Notes and Series 2014-1 Class C Notes, collectively, the “Series 2014-1 Notes”).  Credit enhancement for the Series 2014-1 Notes includes lease overcollateralization, interest rate caps purchased by Chesapeake and amounts on deposit in certain accounts.  The legal final maturity date of the Series 2014-1 Notes is the payment date in March 2026.

Substantially all of the net proceeds of the sale of the Series 2014-1 Notes were used by Chesapeake to pay down its Series 2013-2 Floating Rate Asset Backed Variable Funding Notes.

The Series 2014-1 Notes bear interest at variable rates payable monthly.  The Series 2014-1 Supplement incorporates by reference from the A&R Base Indenture certain customary covenants that limit Chesapeake’s ability, among other things, to incur additional indebtedness, pay dividends on or redeem or repurchase its own equity interests, make certain investments, expand into unrelated businesses and create liens.  Upon commencement of the Series 2014-1 Amortization Period (as defined in the Series 2014-1 Supplement), the Series 2014-1 Notes will amortize in accordance with their respective terms and noteholders will be repaid as lease payments are received over the lease term of the vehicle leases and related assets that collateralize such notes.  Unless an amortization event with respect to the Series 2014-1 Notes occurs, the Series 2014-1 Amortization Period will begin on the close of business on the Period End Date (as defined in the A&R Base Indenture) in February 2015.  Such amortization events include a deficiency in the required amount of credit enhancement, if certain losses or delinquencies with respect to the leases and vehicles securing the Series 2014-1 Notes exceeds specified limitations, or an event of default with respect to the Series 2014-1 Notes occurs under the A&R Base Indenture.

Relationships

BNYM and its affiliates provide products and services to, make loans to, and engage in various other transactions with the Company and its affiliates in the ordinary course of their respective businesses, including, without limitation, indenture trustee, document custodian, underwriting, and treasury related products and services, for which BNYM and its affiliates receive customary fees and expenses.  In addition, Mr. Thomas P. (Todd) Gibbons, one of the Company’s directors since July 1, 2011, is Vice Chairman and Chief Financial Officer of the Bank of New York Mellon Corporation, BNYM, and BNY Mellon, N.A. (collectively “BNY Mellon”).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHH CORPORATION

	By:	/s/ William F. Brown
Name: William F. Brown
Title: Senior Vice President,
General Counsel and Secretary

Dated: March 12, 2014